UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2015

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 7, 2015, CONSOL Energy Inc. (the “Company”), CNX Funding Corporation, CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company LLC, Island Creek Coal Company, CNX Marine Terminals Inc., Fola Coal Company L.L.C., Little Eagle Coal Company L.L.C., Terry Eagle Coal Company, L.L.C., CONSOL Amonate Facility LLC, CONSOL Amonate Mining Company LLC, CONSOL Buchanan Mining Company LLC and CONSOL Mining Company LLC (collectively with the Company, the “Seller Parties”), Liberty Street Funding LLC (“Liberty Street”), The Bank of Nova Scotia, and PNC Bank, National Association (together with Liberty Street and the Bank of Nova Scotia, the “Payoff Parties”) entered into a Payoff Letter pursuant to which the Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2007, as amended, was paid off in full and all commitments thereunder were terminated. There were no material early termination penalties incurred by the Seller Parties.

Certain of the Payoff Parties or their affiliates have or may have had various relationships with the Company or the other Selling Parties involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking and letters of credit, for which the Payoff Parties or their affiliates receive customary fees and, in some cases, out-of-pocket expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: July 13, 2015